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                                                                     EXHIBIT 2.5



                                 PLAN OF MERGER
                                       OF
                     PIERRE FOODS, LLC, PIERRE LEASING, LLC
                                       AND
                                FRESH FOODS, INC.

                                DECEMBER 27, 1999

A.       ENTITIES PARTY TO THE MERGER.

         Pierre Foods, LLC, a North Carolina limited liability company ("Pierre Foods"), and Pierre Leasing, LLC, another North Carolina limited liability company ("Pierre Leasing" and, together with Pierre Foods, the "Merging Companies"), will merge with and into Fresh Foods, Inc., a North Carolina corporation, which will be the surviving business entity (the "Surviving Corporation").

B.       NAME OF SURVIVING CORPORATION.

         After the merger contemplated by this Plan of Merger (the "Plan of Merger"), the Surviving Corporation will continue to have the name "Fresh Foods, Inc."

C.       MERGER.

         The merger of the Merging Companies into the Surviving Corporation will be effected pursuant to the terms and conditions of this Plan of Merger. Upon the merger's becoming effective, the limited liability company existence of each of the Merging Companies will cease, and the corporate existence of the Surviving Corporation will continue. The time when the merger becomes effective is hereinafter referred to as the "Effective Time."

D.       CONVERSION AND EXCHANGE OF MEMBERSHIP INTERESTS AND SHARES.

         At the Effective Time, the outstanding membership interests of the Merging Companies and the outstanding shares of the Surviving Corporation will be converted and exchanged as follows:

         1. SURVIVING CORPORATION. The outstanding shares of the Surviving Corporation will not be converted, exchanged, or altered in any manner as a result of the merger and will remain outstanding as shares of the Surviving Corporation.

         2. MERGING COMPANIES. The outstanding membership interest held by the sole member of each of the Merging Companies will be automatically cancelled without any further act on the part of either of the Merging Companies or the sole member of each of the Merging Companies; inasmuch as the Surviving Corporation is the sole member and manager of each of the Merging Companies, no additional membership interest will be issued to the

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                  Surviving Corporation upon cancellation of the outstanding membership interest in each of the Merging Companies.

E.       AMENDMENTS TO ARTICLES OF INCORPORATION.

         The Articles of Incorporation of the Surviving Corporation shall not be hereby amended.

F.       EFFECTIVE TIME OF ARTICLES OF MERGER.

         The merger of the Merging Companies with and into the Surviving Corporation will become effective at 11:59 p.m. on Friday, December 31, 1999 (the "Effective Time").

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]




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         This Plan of Merger is executed as of the date first set forth above and may be executed in one or more counterparts, which together shall constitute but one and the same instrument.


                                SURVIVING CORPORATION:

                                FRESH FOODS, INC.


                                By: /s/ JAMES C. RICHARDSON, JR.
                                    -------------------------------
                                    Name: James C. Richardson, Jr.
                                    Title: Chairman of the Board of Directors


                                MERGING COMPANIES:

                                PIERRE FOODS, LLC

                                By:  FRESH FOODS, INC.,
                                     Its Sole Member and Manager


                                     By: /s/ PAMELA M. WITTERS
                                        -------------------------------
                                           Name: Pamela M. Witters
                                           Title: Chief Financial Officer


                                PIERRE LEASING, LLC

         :                      By:  FRESH FOODS, INC.,
                                     Its Sole Member and Manager


                                     By: /s/ PAMELA M. WITTERS
                                        -------------------------------
                                           Name: Pamela M. Witters
                                           Title: Chief Financial Officer






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